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                                                                  EXHIBIT 10.8


                               SECOND AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

            THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "AMENDMENT"), dated as of March 15, 2004, to be effective as of the Amendment Effective Date as set forth in Section 4 below, is by and among KCS Energy, Inc., a Delaware corporation (the "BORROWER"), and each of the Lenders party to that certain Second Amended and Restated Credit Agreement dated as of November 18, 2003, among the Borrower, the Lenders party thereto, Bank of Montreal, a Canadian chartered bank acting through certain of its U.S. branches or agencies ("BANK OF MONTREAL"), as Agent and Collateral Agent, BNP Paribas, as Documentation Agent and Bank One, NA, as Syndication Agent (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT");

            WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to permit the Borrower to redeem its 8 7/8% Senior Subordinated Notes due 2006 (the "SUB NOTES") with the proceeds of an issuance of unsecured senior notes (the "NEW NOTES") that will not be contractually subordinated to the Obligations and will not otherwise comply with all of the requirements of
Section 8.1(d) of the Credit Agreement; and

            WHEREAS, the Required Lenders have agreed to such amendment subject to the terms and conditions set forth herein.

            NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows. Capitalized terms used but not otherwise defined herein shall have the meanings assigned such terms in the Credit Agreement.

      Section 1. Amendments. The Credit Agreement is hereby amended as follows:

            (a) Clause (i) of the definition of "Adjusted Base Rate" is amended and restated to read in its entirety as follows:

      "(i) the Federal Funds Rate for such day plus 0.5%,"

            (b) The definition of "Permitted Public Debt Refinancing" is amended by deleting the words "all of the" from the second line thereof.

            (c) Section 2.7(d) is amended by deleting the words "one time" in the penultimate line of the second sentence thereof and replacing the same with "two times".

            (d) Section 5.2(f)(ii) is amended and restated to read in its entirety as follows:

      "(ii) either (whichever of the following subclauses (A) or (B) is applicable) (A) until such time as it is satisfied and discharged, the Senior Subordinated

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      Indenture, as amended or modified from time to time, and such Loan shall constitute "Senior Indebtedness" and "Permitted Indebtedness" thereunder and all Liens created by any of the Security Instruments shall constitute "Permitted Liens" thereunder (as such terms are defined therein) or (B) from and after the consummation of any Permitted Public Debt Refinancing, the indenture governing such Permitted Public Debt Refinancing, and such Loan and all Liens created by any of the Security Instruments shall be permitted thereunder;"

            (e) The proviso to Section 8.1(d) is amended and restated to read in its entirety as follows:

      "provided, however, that with respect to any portion thereof that would constitute Indebtedness, such Permitted Public Debt Refinancing (i) does not exceed $175.0 million in aggregate principal amount outstanding; (ii) bears interest at a per annum rate not to exceed 8 7/8 %; (iii) has a stated maturity date no earlier than March 1, 2010; (iv) shall be unsecured, except to the extent permitted by the "equal and ratable" provision described under the caption "Certain Covenants--Liens" in the March 8, 2004 draft "Description of the Notes" provided to the Agent (the "DESCRIPTION OF THE NOTES"), or any comparable provision not materially less favorable to the Lenders (it being understood in all events that no Lien which would cause the Borrower to be required to grant a Lien under such provision may be granted if prohibited by any term of this Agreement); (v) shall permit (A) the incurrence and maintenance of the Obligations now existing or, provided such Obligations constitute "Permitted Indebtedness" under any applicable provisions of the Description of Notes or otherwise are permitted to be incurred under the first paragraph appearing under the caption "Certain Covenants-- Incurrence of Indebtedness" in the Description of Notes (or, in each case in this clause (A), under comparable provisions not materially less favorable to the Lenders), hereafter incurred by the Borrower or any of the Subsidiary Guarantors and (B) the Liens securing such Obligations; and
      (vi) is issued under an indenture with other terms (A) not materially less favorable to the Lenders than the terms set forth in the Description of the Notes or (B) otherwise reasonably acceptable to the Required Lenders."

            (f) Section 8.2(c) is amended and restated to read in its entirety as follows:

            "(c) obligations under guarantees and contribution obligations by and among any Subsidiaries that are guarantors under the Senior Subordinated Indenture or any Permitted Public Debt Refinancing that constitutes Indebtedness;"

            (g) Section 8.4 is amended by deleting the word "or" after subclause
(b) of the proviso thereto and adding in its place a comma, and by adding the following new subclause (d) at the end of such proviso:

      ",or (d) the holders of any Indebtedness issued in a Permitted Public Debt Refinancing, as evidenced by the "equal and ratable negative pledge" provision

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      described under the caption "Certain Covenants--Liens" in the
      Description of the Notes, or any comparable provision not materially less favorable to the Lenders."

            (h) Section 8.7(f) is amended and restated to read in its entirety as follows:

      "(f) (i) any such loans, advances, Investments, purchases or acquisitions by the Borrower or any Subsidiary Guarantor into or from the Borrower or any Subsidiary Guarantor, as the case may be, or (ii) Investments by the Borrower or any Material Subsidiary in any Subsidiary of the Borrower which is not a Subsidiary Guarantor, not to exceed $1.0 million in the aggregate for all such Investments in all such Subsidiaries which are not Subsidiary Guarantors."

            (i) Section 8.8(e) is amended and restated to read in its entirety as follows:

      "(e) any such dividend, distribution, purchase, redemption or other acquisition by any Subsidiary Guarantor to or from the Borrower or another Subsidiary Guarantor;"

            (j) Section 8.12 is amended and restated to read in its entirety as follows:

            "8.12. SUBORDINATED INDEBTEDNESS; PRODUCTION PAYMENTS. With respect to the Senior Subordinated Indenture or the Borrower's 8 7/8% Senior Subordinated Notes due 2006, (a) materially amend or modify any of the terms or provisions thereof, or (b) otherwise amend or modify any such terms if such amendment or modifications would have the effect of (i) accelerating the maturity date of the principal amount thereof, or any scheduled interest payment thereon, (ii) increasing the principal amount thereof, (iii) causing, or purporting to cause, the Obligations not to constitute "Senior Indebtedness" (as defined in the Senior Subordinated Indenture) or causing the Liens securing the Obligations to no longer be "Permitted Liens" (as defined in the Senior Subordinated Indenture), (iv) providing any Lien for the benefit of the holders thereof, except to the extent permitted by Section 10.15 or 12.4 of the Senior Subordinated Indenture as in effect at the date hereof (it being understood in all events that no Lien which would cause the Borrower to be required to grant a Lien under such Section 10.15 may be granted if prohibited by any term of this Agreement), or (v) making the subordination provisions applicable thereto any less favorable to the Lender Parties than the terms of Article XIV of the Senior Subordinated Indenture as in effect at the date hereof as such terms benefit and pertain to holders of "Senior Indebtedness" (as such term is defined therein). With respect to any Permitted Public Debt Refinancing, the Borrower shall not amend or modify any of the terms or provisions thereof in a manner that would no longer comply with the definition herein of "Permitted Public Debt Refinancing". The Borrower shall not make, and shall not permit any Subsidiary to make, any payments, whether in cash, evidences of Indebtedness or other Property, on or with respect to the Borrower's 8 7/8% Senior Subordinated Notes due 2006, unless, but only to the extent, such payment would be permitted to be made pursuant to and not result in any violation of the subordination provisions applicable thereto. The Borrower

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      shall not, and shall not permit any Subsidiary to, (a) prepay, redeem, purchase or defease (1) any Subordinated Indebtedness (except with proceeds of a Permitted Public Debt Refinancing in the case of the Borrower's 8 7/8% Senior Subordinated Notes due 2006), or (2) any Indebtedness issued in a Permitted Public Debt Refinancing other than (x) with the Net Cash Proceeds from the issuance of equity securities, which, if Preferred Stock, is issued in compliance with Section 2.7(f) or (y) pursuant to a purchase offer required under the terms of the indenture governing such Indebtedness, or (b) renew, rearrange or amend or modify the Production Payment 2001 Facility other than (i) as required or contemplated under the express terms of the contracts and agreements constituting such facility, and (ii) as required to effect a purchase (in whole or in part) by either the Borrower or one or more of its Subsidiary Guarantors of one or both of the Star Production Payments and the termination or amendment of contracts and agreements relating to the Star Properties and required by any such purchase."

      Section 2. Covenants of the Borrower.

            (a) The Borrower may, at its option, consummate an offering and issuance of New Notes (the "ISSUANCE") under a Permitted Public Debt Refinancing (as defined giving effect to this Amendment) and redeem all of the Sub Notes with a portion of the Net Cash Proceeds. Upon the consummation of an Issuance (if any), the Borrower shall (i) within one Business Day of the closing date of such Issuance, cause to be delivered to the trustee (the "TRUSTEE") under the Senior Subordinated Indenture an amount sufficient to pay and discharge the entire indebtedness outstanding on the Sub Notes, including interest to accrue thereon to the Redemption Date (as defined in the Senior Subordinated Indenture), which deposit shall be accompanied by instructions from the Borrower irrevocably directing the Trustee to apply such funds to the payment of the Sub Notes at redemption, all in accordance with Section 4.1(a) of the Senior Subordinated Indenture; (ii) as soon as practicable, (A) deliver to the Agent a certificate of the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Borrower to the effect that all steps have been taken that are required under Article IV of the Senior Subordinated Indenture to satisfy and discharge such indenture, with the effect that such indenture shall have ceased to be of any further effect, except as expressly provided for therein; and (B) cause to be delivered the written permission of Andrews Kurth LLP, counsel to the Borrower, for the Lenders and Bank of Montreal, as Agent and Collateral Agent, to rely upon the Opinion of Counsel (as defined in the Senior Subordinated Indenture) described in, and delivered to the Trustee under the Senior Subordinated Indenture pursuant to, Section 4.1(c) of the Senior Subordinated Indenture as though such opinion were separately addressed to the Lenders and Bank of Montreal, as Agent and Collateral Agent.

            (b) Default in the performance of any obligations under Section 2(a) above shall constitute an Event of Default.

      Section 3. Amendment and Ratification. Upon the effectiveness hereof as provided in Section 4, this Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as modified hereby, is hereby ratified, approved and confirmed to be in full force and effect in each and every respect. Except as expressly provided by the amendments set forth in
Section 1, the execution, delivery and effectiveness of this Amendment shall not

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operate as a waiver of any right, power or remedy of any Lender, the Agent, the
Collateral Agent, the Documentation Agent or the Syndication Agent, nor constitute a waiver of any provision of any of the Loan Documents. All references to the Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as modified hereby.

      Section 4. Conditions to Effectiveness. This Amendment shall become effective as of the date (the "AMENDMENT EFFECTIVE DATE") when the Agent has confirmed (and has so notified the Borrower) that (i) counterparts hereof have been duly executed by the Borrower and the Required Lenders and delivered to the Agent; and (ii) it has received for and on behalf of the Lenders the aggregate amendment consent fee referred to in Section 5 below. The Agent agrees to give the Borrower prompt written confirmation of the occurrence of the Amendment Effective Date.

      Section 5. Amendment Consent Fee. Upon receipt of notification from the Agent of the execution of this Amendment by the Required Lenders, the Borrower shall pay to the Agent for the account of each Lender party hereto an amendment consent fee equal to 0.125% of such Lender's Revolving Loan Commitment. Such fee is non-refundable and fully earned regardless of whether or not any Permitted Public Debt Refinancing occurs.

      Section 6. Representation and Warranties. The Borrower hereby represents and warrants that, as of the Amendment Effective Date, after giving effect hereto:

            (i) the representations and warranties of each Loan Party contained in the Loan Documents are correct in all material respects on and as of such date (other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date), as though made on and as of such date; and

            (ii) no event has occurred and is continuing which constitutes a Default, an Event of Default or both.

      Section 7. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with and be governed by the laws of the State of Illinois.

      Section 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                            [Signature Pages Follow]

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first set forth above, to be effective as of the Amendment Effective Date.

                                     BORROWER:

                                     KCS ENERGY, INC.

                                     By: /s/ J.T. LEARY
                                        ----------------------------------------
                                         Name:   J.T. Leary
                                                --------------------------------
                                         Title:  VP & CFO
                                                --------------------------------

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                                   BANKS:

                                   BANK OF MONTREAL, acting through
                                      its U.S. branches and agencies, including its Chicago, Illinois branch, as a Lender, the Agent and Collateral Agent

                                   By:  /s/ JAMES B. WHITMORE
                                        ----------------------------------------
                                         Name:   James B. Whitmore
                                                --------------------------------
                                         Title:  Managing Director
                                                --------------------------------

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                                    BNP PARIBAS, as a Lender and
                                    Documentation Agent

                                    By: /s/ POLLY SCHOTT        /s/ GABE ELLISOR
                                       -----------------------------------------
                                        Name:  Polly Schott     Gabe Ellisor
                                               ---------------------------------
                                        Title: Vice President   Vice President
                                               ---------------------------------

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                                     BANK ONE, NA, as a Lender and
                                     Syndication Agent

                                     By: /s/ CHARLES KINGSWELL SMITH
                                        ----------------------------------------
                                         Name:   Charles Kingswell Smith
                                                --------------------------------
                                         Title:  Managing Director
                                                --------------------------------

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                                     STERLING BANK

                                     By: /s/ C. SCOTT WILSON
                                        ----------------------------------------
                                         Name:   C. Scott Wilson
                                                --------------------------------
                                         Title:  Vice President
                                                --------------------------------

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